UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 18, 2026 (May 14, 2026)
CVS HEALTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island	02895
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(401) 765-1500

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 14, 2026, CVS Health Corporation (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the 2026 Incentive Compensation Plan of CVS Health Corporation (the “2026 ICP”), which replaces the Company’s expiring 2017 Incentive Compensation Plan. The 2026 ICP applies to awards granted after May 14, 2026. The Management Planning and Development Committee and the Board of Directors of the Company previously approved the 2026 ICP, subject to stockholder approval.

For a description of the principal terms of the 2026 ICP, see “Item 4: Proposal to Approve the Company’s 2026 Incentive Compensation Plan” in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 3, 2026 (the “Proxy Statement”), which description is incorporated herein by reference. A complete copy of the 2026 ICP was included as Annex B to the Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As noted above, the Company’s Annual Meeting was held on May 14, 2026. The following are the voting results on each matter submitted to the stockholders of the Company at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. There were present at the Annual Meeting, in person or by valid proxy, the holders of 1,142,802,406 shares of the Company’s common stock, constituting a quorum.

At the Annual Meeting, the 13 nominees for director were elected to the Company’s Board of Directors for a term of one year (Item 1). The Company proposal regarding the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026 (Item 2) was approved. The Company proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (Item 3) was approved. The Company proposal to approve the Company’s 2026 ICP (Item 4) was approved. One stockholder proposal (Item 5) was not approved.

Item		For	Against	Abstained	Broker Non-Votes
1.	The election, for one-year terms, of persons nominated for election as directors of the Company, as set forth in the Company’s Proxy Statement, was approved by the following votes:
	Fernando Aguirre	1,022,555,114	14,973,034	1,190,326	104,083,932
	Jeffrey R. Balser, M.D., Ph.D.	1,027,705,454	9,787,711	1,225,309	104,083,932
	C. David Brown II	963,381,905	74,082,639	1,253,930	104,083,932
	Alecia A. DeCoudreaux	996,234,731	41,326,102	1,157,641	104,083,932
	Anne M. Finucane	1,010,527,586	27,032,194	1,158,694	104,083,932
	John E. Gallina	1,024,886,453	12,566,628	1,265,393	104,083,932
	J. David Joyner	968,110,706	66,554,762	4,053,006	104,083,932
	J. Scott Kirby	995,832,249	41,667,652	1,218,573	104,083,932
	Michael F. Mahoney	940,279,615	96,450,126	1,988,733	104,083,932
	Leslie V. Norwalk	1,021,952,646	15,580,839	1,184,989	104,083,932
	Larry M. Robbins	1,026,332,859	11,150,192	1,235,423	104,083,932
	Guy P. Sansone	995,433,957	42,056,031	1,228,486	104,083,932
	Douglas H. Shulman	1,020,665,806	16,793,215	1,259,453	104,083,932
2.	Company proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026, as set forth in the Company’s Proxy Statement, was approved by the following vote:	1,117,411,640	24,102,167	1,288,599	None
3.	Company proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as set forth in the Company’s Proxy Statement, was approved by the following vote:	976,252,194	59,088,923	3,377,357	104,083,932
4.	Company proposal to approve the Company’s 2026 Incentive Compensation Plan, as set forth in the Company's Proxy Statement, was approved by the following vote:	1,006,709,390	28,851,289	3,157,795	104,083,932
5.	Stockholder proposal for reducing the threshold for the Company’s stockholder right to act by written consent, as set forth in the Company’s Proxy Statement, was not approved by the following vote:	417,969,177	617,361,014	3,388,283	104,083,932

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date: May 18, 2026	By:	/s/ Kristina V. Fink
Kristina V. Fink
Senior Vice President, Corporate Secretary and Chief
Governance Officer